Exhibit 10.1

Execution Version

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is made and entered into as of February 14, 2020, by and between REGO II BORROWER LLC, a Delaware limited liability company (“Borrower”), having an office at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652, and BANK OF CHINA, NEW YORK BRANCH, having an address at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, New York 10018 (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations to Borrower pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 12, 2018 (the “Loan Agreement”) with respect to a loan in the amount of Two Hundred Fifty-Two Million Five Hundred Forty-Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) (the “Mortgage Loan”).

WHEREAS, to evidence the Mortgage Loan, the Borrower executed in favor of Lender a Second Amended and Restated Promissory Note, dated as of December 12, 2018 in the original principal amount of Two Hundred Fifty-Two Million Five Hundred Forty-Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) (as same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, the “Note”) and the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto. To secure the Note, the Borrower granted for the benefit of the Lender, inter alia, a Second Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement encumbering the Mortgaged Property dated as of December 12, 2018 (the “Mortgage”).

WHEREAS, Borrower desires Lender to amend certain terms of the Loan Agreement pursuant to this Amendment.

WHEREAS, Lender is willing to enter into this Amendment, but solely on the terms and subject to the provisions set forth herein and in the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as set forth in this Amendment.

I.    Definitions:

A.    Use of Defined Terms. Except as expressly set forth in this Amendment, all terms which have an initial capital letter where not required by the rules of grammar are used herein as defined in the Loan Agreement.

B.    New Definitions. Effective as of the date hereof, Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

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“Amendment Effective Date” shall mean February 14, 2020.

“Amortization Commencement Date” shall mean the period commencing on the Payment Date in February 2025 (i.e. February 28, 2025).

“I/O Period” shall mean the period commencing on the Closing Date through and including the Payment Date in January 2025 (i.e. January 30, 2025).

“Major Lease” means the Leases for Kohl’s, Century 21 and TJ Maxx and each other New Lease where the premises demised thereunder are greater than 100,000 net rentable square feet of the Property.

“Amortization Calculation” shall mean, for each Payment Date, principal payments based upon an assumed interest rate of 4.0% per annum, the Principal Amount on the Amortization Commencement Date, and 25-year amortization period in the amount set forth opposite such Payment Date on Exhibit F attached hereto, which amounts shall be reduced on a proportionate basis to the extent any principal repayments are made in respect of the Principal Amount between the Amendment Effective Date and the Amortization Commencement Date.

II.    Amendment to Loan Agreement. Effective as of the Amendment Effective Date, the Loan Agreement is hereby amended as follows:

A.    Section 2.2.4 of the Loan Agreement is hereby amended and restated as follows:

“Payments before Maturity. Borrower shall pay to Lender (i) on each Payment Date during the I/O Period, an amount equal to interest only computed at the Applicable Interest Rate on the Principal Amount for the applicable Interest Accrual Period, and (ii) beginning on the Amortization Commencement Date and on each Payment Date thereafter, a payment of interest computed at the Applicable Interest Rate on the Principal Amount for the applicable Interest Accrual Period together with principal payments determined in accordance with the Amortization Calculation. Further, Borrower shall be required to pay to Lender all amounts required, if any, in respect of Reserve Accounts as set forth in Article XII hereof.”

B.    Section 10.2.3 of the Loan Agreement is hereby amended and restated as follows:

“Leasing Reports. Not later than forty five (45) days after the end of each fiscal quarter, commencing with the third quarter of 2018, Borrower shall deliver to Lender a rent roll/occupancy summaries for the Property, including, without limitation, aging schedules, schedules of tenant receivables, tenant defaults and tenant sales, as applicable and available, dated as of the last month of such fiscal quarter. Such rent roll and schedule of aged receivables shall be accompanied by a Borrower’s Certificate certifying that such rent roll and schedule of aged receivables are true, correct and complete in all material respects as of their respective dates. Additionally, Borrower shall provide sales performance data for all Major Leases (and each subtenant of a Tenant under a Major Lease) to the extent the terms of the existing Leases for such Major Tenants (and subtenants) provide for delivery of such sales performance data to Borrower and permit Borrower to deliver same to Lender; provided, however, with respect to any new Major Lease signed following the

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Amendment Effective Date, Borrower shall use commercially reasonable efforts to negotiate with such Tenant to provide such sales performance data under such Major Lease on a quarterly basis. Lender acknowledges that reporting of sales data from Century 21 shall be subject to Lender and Century 21 entering into a confidentiality agreement reasonably satisfactory to both Lender and Century 21. From and after and during the continuance of a Monetary Default, a material non‑monetary Default or an Event of Default, Borrower shall, at Lender’s request, provide such rent roll information on a monthly basis, within thirty (30) days following the end of each calendar month.”

B.    Section 10.2.4 of the Loan Agreement is hereby added as follows:

“10.2.4     Certificate of Occupancy. Any failure by Borrower to maintain a core and shell certificate of occupancy for the Property (which may be a temporary or permanent certificate of occupancy), except as a result of a casualty or condemnation (provided that Borrower otherwise complies (subject to applicable notice and cure periods) with the terms and conditions of the Loan Documents in respect of such casualty or condemnation) shall, at the election of Lender, constitute an Event of Default hereunder. As soon as available, but in any event prior to the expiration of the existing temporary certificate of occupancy, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that such certificate of occupancy has or will be renewed, together with a reasonably detailed explanation of the progress of open work items necessary to obtain a final certificate of occupancy. Failure to comply with such reporting requirement after five (5) Business Days’ notice from Lender shall, at the election of Lender, constitute an Event of Default.”

C.    Section 14.1.2 of the Loan Agreement is hereby amended by deleting the word “or” after clause (i) thereof, and by adding the word “or” after clause (j) thereof and the following before the period:

“(k) Borrower’s failure to obtain or maintain a core and shell certificate of occupancy for the Property (which may be a temporary or permanent certificate of occupancy), except as a result of a casualty or condemnation (provided that Borrower otherwise complies (subject to applicable notice and cure periods) with the terms and conditions of the Loan Documents in respect of such casualty or condemnation).”

D.    Exhibit F, attached to this Amendment as Annex I is hereby added to the Loan Agreement in sequential order.

III.    February Interest Payment. On the date hereof, Borrower is making a payment to Lender in the amount of $631,359.02, which represents the amount of interest on the Outstanding Principal Amount that would be otherwise due and payable by Borrower to Lender on the monthly Payment Date immediately following the Amendment Effective Date. Accordingly, upon the making of such payment, no interest payment shall be due from Borrower to Lender on the monthly Payment Date immediately following the Amendment Effective Date.

IV.    Conflict. If, and to the extent, the terms and provisions of this Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as

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amended by this Amendment, shall remain in and have its intended full force and effect, and Lender and Borrower hereby affirm, confirm and ratify the same.

V.    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Amendment, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VI.    Reaffirmation. Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Documents (including, without limitation, the Environmental Indemnity Agreement), as amended hereby, excluding those representations and warranties that solely and expressly relate to a specific date prior to the date hereof and subject to the exceptions described on Schedule 1 attached hereto.

VII.    Fees, Costs and Expenses. Borrower agrees to pay, upon demand, all reasonable, out-of-pocket costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

VIII.    Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IX.    Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Amendment and such other agreements, documents and instruments; provided, however, Borrower shall be required to deliver to the Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon the Lender’s request therefor.

X.    Waiver of Jury Trial; Exclusive Jurisdiction. BORROWER AND LENDER EACH, AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS

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THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER AND LENDER EACH ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE ENTERING INTO THIS AMENDMENT. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER AND LENDER EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
REGO II BORROWER LLC,
a Delaware limited liability company

By:	ALEXANDER’S OF REGO PARK II, INC., a Delaware corporation, its sole member
By: /s/ Alan J. Rice
Name: Alan J. Rice
Title: Authorized Signatory
LENDER:
BANK OF CHINA, NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
REGO II BORROWER LLC,
a Delaware limited liability company

By:	ALEXANDER’S OF REGO PARK II, INC., a Delaware corporation, its sole member
By:
Name:
Title:
LENDER:
BANK OF CHINA, NEW YORK BRANCH
By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: EVP

By: /s/ Chen Xu
Name: Chen Xu
Title: CEO

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SCHEDULE 1

Exceptions to Representations and Warranties

The Borrower delivered to Lender operating expense statements covering the year ended December 31, 2019 as of the Amendment Effective Date which replaces the “operating expense statements covering the year to date ended September 30, 2018” referenced in Section 4.1.12 of the Loan Agreement.

The Borrower delivered to Lender a rent roll as of the Amendment Effective Date which replaces the Rent Roll referenced in Section 4.1.27 of the Loan Agreement.

In addition to the sublease between Manager and Urban Edge referenced in Section 4.1.27 of the Loan Agreement, there is a sublease between Kohl’s Department Stores, Inc. and At Home Stores LLC.

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ANNEX I

EXHIBIT F
TO LOAN AGREEMENT
Amortization Schedule

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Rego II: Loan Amortization Schedule post 5th Aniversary of the Loan Closing

Loan Amount                         252,543,606.53
Bank of China, New York Branch                 202,543,606.53
Alexander"s Inc                          50,000,000.00
Loan Rate for Amortization Calculation                          4%
Amortization Base Term                         25 years
Monthly Payment for amortization calculation                  $1,333,018.19

		Beginning Balance	Monthly Payment	Interest	Principal	Ending Balance
1	Feb-25	252,543,606.53	1,333,018.19	841,812.02	491,206.17	252,052,400.36
2	Mar-25	252,052,400.36	1,333,018.19	840,174.67	492,843.53	251,559,556.83
3	Apr-25	251,559,556.83	1,333,018.19	838,531.86	494,486.34	251,065,070.49
4	May-25	251,065,070.49	1,333,018.19	836,883.57	496,134.62	250,568,935.87
5	Jun-25	250,568,935.87	1,333,018.19	835,229.79	497,788.41	250,071,147.46
6	Jul-25	250,071,147.46	1,333,018.19	833,570.49	499,447.70	249,571,699.76
7	Aug-25	249,571,699.76	1,333,018.19	831,905.67	501,112.53	249,070,587.23
8	Sep-25	249,070,587.23	1,333,018.19	830,235.29	502,782.90	248,567,804.33
9	Oct-25	248,567,804.33	1,333,018.19	828,559.35	504,458.85	248,063,345.48
10	Nov-25	248,063,345.48	1,333,018.19	826,877.82	506,140.37	247,557,205.11
11	Dec-25	Loan payoff at maturity
	Total				4,986,401.42

Note:     The schedule above is the caculation of the principal component of the monthly payment of the whole loan for the amortizing period.
The interest component of the monthly payment will be still based on the floating loan rate for the months.

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